SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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COMMAND SECURITY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMAND SECURITY CORPORATION
512 Herndon Parkway, Suite A
Herndon, VA 20170

Amendment to Proxy Statement
For 2013 Annual Meeting of Shareholders
To be Held September 19, 2013

Explanatory Note

The sole purpose of this amendment to the original definitive proxy statement (the “Proxy Statement”) of Command Security Corporation (the “Company”), filed with the Securities and Exchange Commission on July 29, 2013, is to restate in its entirety the Beneficial Ownership Table set forth on pages 13-15 of the Proxy Statement by substituting the table below. The table has been revised to correct the number of options exercisable within 60 days of July 29, 2013 held by Mr. Sullivan and to update the total number of shares and percentage beneficially owned by officers and directors as a group accordingly, and to include information inadvertently omitted regarding certain stock options included in the shares beneficially owned by Thomas Kikis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to beneficial ownership of our common shares as of July 29, 2013 by:

•	each person known by us to beneficially own more than 5% of our outstanding common shares;

•	the individual serving as our chief executive officer, our two most highly compensated executive officers other than our chief executive officer who were named executive officers at the end of fiscal year 2013 and our two former executive officers who would have been the two most highly compensated executive officers other than our chief executive officer had they named executive officers at the end of fiscal year 2013 (the “Named Executive Officers”);

•	each of our directors and nominees for director; and

•	all executive officers, directors and director nominees as a group.

Except as otherwise noted, the address of each person/entity listed in the table is c/o Command Security Corporation, 512 Herndon Parkway, Suite A, Herndon, VA 20170. The table includes all common shares that may be issued within 60 days of July 29, 2013 upon the exercise of options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes all common shares as to which such persons have voting and investment power. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all common shares stated as being beneficially owned. The applicable percentage of ownership for each shareholder is based on 9,093,598 common shares outstanding as of July 29, 2013, together with applicable options or warrants exercisable for common shares held by such shareholder. Common shares that may be issued upon exercise of options and other rights beneficially owned (and that may be exercised within 60 days of July 29, 2013) are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Certain Beneficial Owners

Norman H. Pessin and Sandra F. Pessin (3) 366 Madison Avenue 14th Floor New York, NY 10017	1,461,942	16.1%

Trinad Capital Master Fund, Ltd. (4) 4751 Wilshire Boulevard 3rd Floor Los Angeles, CA 90010	679,914	7.5%

Named Executive Officers

Craig P. Coy (CEO) (5)	284,484	3.1%

N. Paul Brost (CFO)	—	—

Scott Landry (COO)(6)	34,810	0.4%

Barry I. Regenstein (former President and CFO)(7)	491,718	5.4%

Martin C. Blake, Jr. (former COO)(8)	—	—

Directors and Director Nominees*

Thomas P. Kikis(9) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	2,786,053	30.6%

James P. Heffernan(10)	155,000	1.7%

Janet L. Steinmayer(11)	110,000	1.2%

Mark Sullivan(12)	8,333	0.1%

All Executive Officers and Directors (including Director Nominees) as a Group (7 Persons)	3,870,398	42.6%

________________________________________

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*Information with respect to our common shares that are owned by Mr. Coy, who is also a member of our Board, is set forth above in this table under the heading “Named Executive Officers.”

(1) Except as otherwise indicated below, each named person has voting and investment powers with respect to the securities owned by them.

(2) Based on 9,093,598 common shares outstanding at July 29, 2013 calculated in accordance with Rule 13d-3(d)(1)(I) as promulgated under the Exchange Act.

(3) Information contained in the columns above and in this footnote is based on a report on Schedule 13D filed with the SEC on January 28, 2013 by Norman H. Pessin. SEP IRA FBO Norman H. Pessin directly owns 1,106,742 shares of common stock and Sandra F. Pessin directly owns 355,200 shares of common stock.

(4) Information contained in the columns above and in this footnote is based on a report on Form 4 filed with the SEC on February 28, 2012 and a Schedule 13D filed with the SEC on February 21, 2012 by Trinad Master Fund, Ltd. (“Master Fund”). Master Fund owns 679,914 shares of common stock directly. These securities may be deemed to be beneficially owned by Trinad Capital LP (“Capital”), the controlling stockholder of Master Fund; Trinad Management, LLC (“Management”), the investment manager of Master Fund and Capital; Trinad Advisors II, LLC (“Advisors”), the general partner of Capital; and Robert S. Ellin, the managing director of and portfolio manager for Management and the managing director of Advisors. Each of Capital, Advisors, Management and Mr. Ellin disclaim beneficial ownership in the shares directly held by Trinad Capital Master Fund Ltd., except to the extent of any pecuniary interest therein. Master Fund also indicated that Management and Mr. Ellin have shared power to direct the vote and shared power to direct the disposition of all of these shares.

(5) Consists of (i) 84,484 common shares owned by the Coy Consulting 401K Profit Sharing Plan, of which Mr. Coy is a trustee and the sole beneficiary and (ii) the following options to purchase common shares held by Mr. Coy, each of which is exercisable within 60 days of July 29, 2013:

•	options to purchase 80,000 common shares at an exercise price of $1.62 per share,
•	options to purchase 60,000 common shares at an exercise price of $2.30 per share, and
•	options to purchase 60,000 common shares at an exercise price of $3.00 per share.

(6) Consists of options exercisable within 60 days of July 29, 2013 to purchase 34,810 common shares at an exercise price of $1.52 per share held by Mr. Landry.

(7) Consists of (i) 100 common shares owned directly by Mr. Regenstein and (ii) options exercisable within 60 days of July 29, 2013 to purchase 491,618 common shares at an exercise price of $1.35 per share held by Mr. Regenstein.

(8) Information contained in the columns above and in this footnote is based on information contained in the records of our transfer agent, Computershare Investor Services. As of July 29, 2013, according to Computershare Investor Services, Mr. Blake does not beneficially own any common shares.

(9) Consists of (i) 638,293 common shares owned directly by Mr. Thomas Kikis, (ii) 213,032 common shares held by Mr. Thomas Kikis’ wife and children for which Mr. Thomas Kikis has the discretion to vote and dispose, (iii) 85,000 common shares held by the Kikis Family Foundation over which Mr. Thomas Kikis has discretionary investment authority, (v) the following options to purchase common shares held by Mr. Thomas Kikis, each of which is exercisable within 60 days of July 29, 2013:

•	options to purchase 10,000 common shares at an exercise price of $2.05 per share,
•	options to purchase 10,000 common shares at an exercise price of $2.67 per share,
•	options to purchase 10,000 common shares at an exercise price of $3.19 per share,
•	options to purchase 13,753 common shares at an exercise price of $3.36 per share,
•	options to purchase 32,658 common shares at an exercise price of $3.08 per share,
•	options to purchase 35,000 common shares at an exercise price of $2.40 per share,
•	options to purchase 35,000 common shares at an exercise price of $1.42 per share,
•	options to purchase 35,000 common shares at an exercise price of $1.28 per share, and
•	options to purchase 25,000 common shares at an exercise price of $1.61 per share.

(vi) 1,488,317 common shares controlled by Mr. Thomas Kikis as executor to Mr. Peter Kikis’s estate, and (viii) the following options to purchase common shares granted to Mr. Peter Kikis and controlled by Mr. Thomas Kikis as executor to Mr. Peter Kikis’s estate, each of which is exercisable within 60 days of July 29, 2013:

•	options to purchase 15,000 common shares at an exercise price of $2.05 per share,
•	options to purchase 15,000 common shares at an exercise price of $2.67 per share,
•	options to purchase 15,000 common shares at an exercise price of $3.19 per share,
•	options to purchase 10,000 common shares at an exercise price of $3.36 per share,
•	options to purchase 25,000 common shares at an exercise price of $3.08 per share,
•	options to purchase 25,000 common shares at an exercise price of $2.40 per share,
•	options to purchase 25,000 common shares at an exercise price of $1.42 per share, and
•	options to purchase 25,000 common shares at an exercise price of $1.28 per share.

The options held by the estate of Mr. Peter Kikis expire on February 28, 2014.

(10) Consists of the following options to purchase common shares held by Mr. Heffernan, each of which is exercisable within 60 days of July 29, 2013:

•	options to purchase 50,000 common shares at an exercise price of $2.01 per share,
•	options to purchase 35,000 common shares at an exercise price of $1.42 per share,
•	options to purchase 35,000 common shares at an exercise price of $1.28 per share, and
•	options to purchase 35,000 common shares at an exercise price of $1.61 per share.

(11) Consists of the following options to purchase common shares held by Ms. Steinmayer, each of which is exercisable within 60 days of July 29, 2013:

•	options to purchase 50,000 common shares at an exercise price of $1.50 per share,
•	options to purchase 25,000 common shares at an exercise price of $1.42 per share,
•	options to purchase 25,000 common shares at an exercise price of $1.28 per share, and
•	options to purchase 10,000 common shares at an exercise price of $1.61 per share.

(12) Consists of options exercisable within 60 days of July 29, 2013 to purchase 8,333 common shares at an exercise price of $1.43 per share held by Mr. Sullivan.